Exhibit (j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 30, 2018 with respect to the financial statements and financial highlights of The CCM Alternative Income Fund, a fund in Community Capital Trust, included in the Annual Report to Shareholders for the year ended May 31, 2018 and incorporated by reference in this Supplement to the Prospectus and Statement of Additional Information contained in this Registration Statement. We consent to the use of the aforementioned report incorporated by reference in this Registration Statement, and to the use of our name as it appears under the caption “Financial Statements” in the Statement of Additional Information included in the Registration Statement.

/s/ Grant Thornton LLP

New York, New York

May 11, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 30, 2018 with respect to the financial statements and financial highlights of The Community Reinvestment Act Qualified Investment Fund, a fund in Community Capital Trust, included in the Annual Report to Shareholders for the year ended May 31, 2018 and incorporated by reference in this Supplement to the Prospectus and Statement of Additional Information contained in this Registration Statement. We consent to the use of the aforementioned report incorporated by reference in this Registration Statement, and to the use of our name as it appears under the caption “Financial Statements” in the Statement of Additional Information included in the Registration Statement.

/s/ Grant Thornton LLP

New York, New York

May 11, 2020